SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

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|_| Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|_| Definitive Proxy Statement

|X| Definitive Additional Materials

|_| Soliciting Material Pursuant to §240.14a-12

FDP SERIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

VAN KAMPEN VALUE FDP FUND

Meeting of Shareholders Adjourned
PLEASE VOTE NOW

Fellow Shareholder:

The meeting of shareholders for Van Kampen Value FDP Fund, originally scheduled for May 17, 2010 has been adjourned until June 25, 2010 to allow shareholders more time to submit their voting instructions on the proposal. We previously mailed you proxy materials relating to the proposal to be voted on at the meeting. This letter was sent because you held shares in the fund on the record date and we have not received your vote.

YOUR VOTE IS VERY IMPORTANT
VOTING NOW HELPS YOUR FUNDS LOWER OVERALL PROXY COSTS
AND ELIMINATES PHONE CALLS

For the reasons set forth in the proxy materials previously mailed to you, the fund’s Board of Directors believe the proposal is in shareholders’ best interest and unanimously recommend that you vote in favor.

Please vote using one of the following four options:

1.	CALL TOLL-FREE 1-888-456-7110

Call toll free 1-888-456-7110 to speak with a live proxy services representative. Please call Monday through Friday 9:00 AM to 11:00 PM (ET), and Saturday from 12:00 Noon to 6:00 PM (ET). The estimated call duration is less than 2 minutes.

2.	VOTE ONLINE

Log on to www.proxyvote.com. Please have your voting instruction form in hand to access your control number (located in the box) and follow the on screen instructions.

3.	VOTE BY TOUCH-TONE TELEPHONE

Call toll free 1-800-454-8683. Please have your voting instruction form in hand to access your control number (located in the box) and follow the recorded instructions.

4.	VOTE BY MAIL

Complete, sign and date the enclosed voting instruction form(s), then return them in the enclosed postage paid envelope.

If you have any questions about the proposals, you may call Computershare Fund Services, the Fund’s proxy agent, toll free at 1-866-456-7110. Thank you for voting.